Exhibit 99.1

Tornier Reports Fourth Quarter and Full Year 2014 Results

and Provides 2015 Outlook

•	Fourth quarter revenue increased 14.1% over prior year quarter, in constant currency

•	Upper extremity constant currency revenue growth of 22.1% led by Aequalis Ascend Flex

•	Full year adjusted gross margin increased by 180 basis points to 76.0%

AMSTERDAM, The Netherlands (February 24, 2015) — Tornier N.V. (NASDAQ:TRNX), a global medical device company focused on providing surgical solutions to orthopaedic extremity specialists, reported today its financial results for the fourth quarter and full year ended December 28, 2014.

Revenue for the fourth quarter of 2014 was $92.4 million compared to fourth quarter 2013 revenue of $83.4 million, an increase of 10.8% as reported and 14.1% in constant currency. Revenue for the full year ended December 28, 2014 was $345.0 million compared to 2013 revenue of $311.0 million, an increase of 10.9% as reported and 11.2% in constant currency.

Fourth quarter 2014 revenue of Tornier’s extremities product categories totaled $77.0 million compared to $68.1 million a year ago, an increase of 13.0% as reported and 15.5% in constant currency. For the full year 2014, revenue of Tornier’s extremities product categories was $286.7 million compared to $258.0 million a year ago, an increase of 11.2% as reported and 11.5% in constant currency.

Dave Mowry, President and Chief Executive Officer of Tornier, commented, “Our fourth quarter revenue was in-line with the preliminary results we released in January and reflects the strong performance by Tornier’s global sales organization across our key products. The continued growth was led by our Aequalis Ascend Flex shoulder system and our broad ankle arthritis portfolio. Looking toward 2015, we believe we are well positioned to further improve upon sales force productivity in our dedicated upper and lower extremities teams, driven by ongoing sales rep training programs and new product launches.”

Mr. Mowry continued, “We are pleased with the consistent and steady improvement reflected in adjusted gross margin over the course of the year, which for the full year reached 76.0%. Tornier is well positioned to continue to drive gross margin expansion through additional efficiency improvement and manufacturing in-sourcing initiatives.”

The Company’s fourth quarter 2014 adjusted EBITDA, as defined in the GAAP to non-GAAP reconciliation provided later in this release, was $14.3 million, or 15.5% of reported revenue, compared to $9.2 million, or 11.0% of revenue, in the same quarter of the prior year. For the full year ended December 28, 2014, adjusted EBITDA increased to $34.0 million, or 9.8% of reported revenue, compared to $30.4 million, or 9.8% of revenue in 2013.

Fourth Quarter 2014 Revenue Highlights

Extremities

•	Revenue from the upper extremities joints and trauma category was $57.5 million, an increase of 22.1% in constant currency over the same quarter in 2013. This growth was led by the Aequalis Ascend family of shoulder joint replacement products, which continued to gain global surgeon acceptance.

•	Revenue from Tornier’s lower extremities joints and trauma category in the fourth quarter of 2014 reached $15.9 million, a decrease of 1.0% in constant currency. Strong sales growth from the Company’s ankle arthritis products, including the Salto, Salto-Talaris and Salto-Talaris XT total ankle arthroplasty systems, was more than offset by lower sales of core foot fixation products.

•	Revenue from the sports medicine and biologics product category was $3.6 million in the fourth quarter of 2014, an increase of 1.2% in constant currency over the same quarter in 2013, reflecting a slight volume increase in the Company’s soft tissue anchor product volume, partially offset by a decline in the Company’s biologics products.

Large Joints

Constant currency revenue growth for large joints and other products was 8.1% in the fourth quarter of 2014 and was led by the Company’s hip products that benefitted from the release of new minimally invasive instrumentation in Europe late in 2013.

Geographic Revenue

On a geographic basis as compared to the fourth quarter of 2013, Tornier’s international revenue increased 8.9% as reported and 16.6% in constant currency, representing 42% of reported global revenue. Revenue in the United States increased by 12.2% and represented 58% of reported global revenue.

Fiscal Year 2015 Outlook

The following guidance assumes Tornier continues to be a standalone business for the full year of 2015. This guidance does not include any revenue or cost synergies or dis-synergies from the proposed merger with Wright Medical Group, but it does anticipate some impact from distraction related to the announcement of the pending merger, particularly in the lower extremities business.

•	The Company projects 2015 constant currency revenue to be in the range of $359 to $371 million, representing a change in constant currency of 4.1% to 7.6% over last year.

•	Based on current rates, foreign currency exchange rates are expected to have a negative impact of approximately $21 million dollars on full year reported revenue. 2015 reported revenue is projected to be in the range of $338.3 to $349.6 million, representing a change of (1.9%) to 1.3% over last year.

•	Constant currency revenue from Tornier’s extremities product categories in 2015 is expected to be in the range of $302 to $312 million, representing growth in constant currency of 5.3% to 8.8% over last year. This growth is expected to be driven primarily by strength in upper extremities.

•	The Company projects 2015 earnings per share to be in the range of ($0.65) to ($0.38) per share.

•	The Company projects 2015 adjusted EBITDA to be in the range of $35 to $39 million, or 10.3% to 11.2% of reported revenue.

Conference Call

Tornier will host a conference call today at 4:30 p.m. eastern time to discuss its fourth quarter and full year 2014 financial results and its outlook for 2015. The conference call will be available to interested parties through a live audio webcast available through the Company’s website at www.tornier.com. Those without internet access may join the call from within the U.S. by dialing (877) 673-5355; outside the U.S., dial (760) 666-3805.

A telephone replay will be available for ten days following the call by dialing (855) 859-2056 for domestic participants and (404) 537-3406 for international participants. When prompted, please enter the replay pin number 73187568. For those who are not available to listen to the live webcast, the call will be archived for one year on Tornier’s website.

Forward-Looking Statements

Statements contained in this release that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations of future events and often can be identified by words such as “believe,” “expect,” “should,” “project,” “anticipate,” “intend,” “will,” “can,” “may,” “could,” “continue,” “outlook,” “guidance,” “future,” other words of similar meaning or the use of future dates. Examples of forward-looking statements in this release include Tornier’s financial guidance for the full year 2015 and Tornier’s expectations to improve sales force productivity and drive gross margin expansion through improved efficiency and manufacturing in-sourcing initiatives during 2015. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Tornier’s actual results to be materially different than those expressed in or implied by Tornier’s forward-looking statements. For Tornier, such uncertainties and risks include, among others, risks relating to Tornier’s proposed merger with Wright Medical Group, Inc., including the timing of the transaction; uncertainties as to whether Tornier shareholders and Wright shareholders will approve the transaction; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, or the terms of such approval; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, vendors and other business partners; the risk that shareholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; other business effects, including the effects of industry, economic or political conditions outside of Wright’s or Tornier’s control; the failure to realize synergies and cost-savings from the transaction or delay in realization thereof; the businesses of Wright and Tornier may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; operating costs and business disruption following completion of the transaction, including adverse effects on employee retention and on Wright’s and Tornier’s respective business relationships with third parties; transaction costs; actual or contingent liabilities; the adequacy of the combined company’s capital resource; and other risks and uncertainties, including Tornier’s future operating results and financial performance; Tornier’s reliance on its independent sales agencies and distributors to sell its products and the effect on its business and operating results of agency and distributor changes, transitions to direct selling models in certain geographies and the recent transition of its U.S. sales channel towards focusing separately on upper and lower extremity products; fluctuations in foreign currency exchange rates; the effect of global economic conditions; the European sovereign debt crisis and austerity measures; risks associated with Tornier’s international operations and expansion; the timing of regulatory approvals and introduction of new products; physician acceptance, endorsement, and use of new products; the effect of regulatory actions, changes in and adoption of reimbursement rates and product recalls; competitor activities; Tornier’s manufacturing capacity; Tornier’s leverage and access to credit under its credit agreement; and changes in tax and other legislation. More detailed information on these and other factors that could affect Tornier’s actual results are described in Tornier’s filings with the U.S. Securities and Exchange Commission, including its most recently filed annual report on Form 10-K for the fiscal year ended December 29, 2013 and subsequent quarterly reports on Form 10-Q and its annual report on Form 10-K for the fiscal year ended December 28, 2014 anticipated to be filed by Tornier. Tornier undertakes no obligation to update its forward-looking statements.

About Tornier

Tornier is a global medical device company focused on providing solutions to surgeons who treat musculoskeletal injuries and disorders of the shoulder, elbow, wrist, hand, ankle and foot. The Company’s broad offering of over 95 product lines includes joint replacement, trauma, sports medicine, and biologic products to treat the extremities, as well as joint replacement products for the hip and knee in certain international markets. Since its founding approximately 70 years ago, Tornier’s “Specialists Serving Specialists” philosophy has fostered a tradition of innovation, intense focus on surgeon education, and commitment to advancement of orthopaedic technology stemming from its close collaboration with orthopaedic surgeons and thought leaders throughout the world. For more information regarding Tornier, visit www.tornier.com.

Tornier®, Aequalis®, Aequalis Ascend®, Aequalis Ascend® Flex™, Salto®, Salto Talaris® and Salto Talaris® XT™ are trademarks of Tornier N.V and its subsidiaries, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Use of Non-GAAP Financial Measures

To supplement Tornier’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), Tornier uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this release immediately following the detail of revenue by geography. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for Tornier’s financial results prepared in accordance with GAAP.

Tornier N.V.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended		Year ended
	(unaudited)		(unaudited)
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013
Revenue	$92,403	$83,392	$344,953	$310,959
Cost of goods sold	21,763	20,803	82,887	80,264
Cost of goods sold - acquisition related	—	464	577	5,908

Gross profit	70,640	62,125	261,489	224,787
	76.4%	74.5%	75.8%	72.3%
Operating expenses
Selling, general and administrative	58,679	56,451	237,158	206,851
Research and development	6,294	5,997	24,139	22,387
Amortization of intangible assets	4,207	4,288	17,135	15,885
Special charges	5,473	2,729	4,479	3,738

Total operating expenses	74,653	69,465	282,911	248,861

Operating loss	(4,013)	(7,340)	(21,422)	(24,074)

Other income (expense)
Interest income	10	64	136	245
Interest expense	(1,355)	(1,502)	(5,319)	(7,256)
Foreign currency transaction loss	(920)	(749)	(1,115)	(1,820)
Loss on extinguishment of debt	—	—	—	(1,127)
Other non-operating income	(181)	(228)	(161)	(45)

Loss before income taxes	(6,459)	(9,755)	(27,881)	(34,077)
Income tax expense	(2,006)	(944)	(1,590)	(2,349)

Consolidated net loss	$(8,465)	$(10,699)	$(29,471)	$(36,426)

Net loss per share
Basic and diluted	$(0.17)	$(0.22)	$(0.60)	$(0.79)

Weighted average ordinary shares outstanding
Basic and diluted	48,937	48,478	48,860	45,826

Tornier N.V.

Condensed Consolidated Balance Sheets

(in thousands)

	December 28, 2014	December 29, 2013
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$27,940	$56,784
Accounts receivable, net	63,583	55,555
Inventories	88,662	87,011
Deferred income taxes and other current assets	29,516	27,175

Total current assets	209,701	226,525

Instruments, net	62,888	63,055
Property, plant and equipment, net	44,662	43,494
Goodwill and intangibles, net	339,902	369,148
Deferred income taxes and other assets	1,422	3,204

Total assets	$658,575	$705,426

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowing and current portion of long-term debt	$7,394	$1,438
Accounts payable	15,073	17,326
Accrued liabilities, deferred income taxes and other current liabilities	61,994	57,552

Total current liabilities	84,461	76,316

Long-term debt	68,105	67,643
Deferred income taxes and other long-term liabilities	27,119	35,659

Total liabilities	179,685	179,618

Shareholders’ equity	478,890	525,808

Total liabilities and shareholders’ equity	$658,575	$705,426

Tornier N.V.

Consolidated Condensed Statements of Cash Flow

(in thousands)

	Three months ended		Year ended
	(unaudited)		(unaudited)
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013
Cash flows from operating activities
Consolidated net loss	$(8,465)	$(10,699)	$(29,471)	$(36,426)

Adjustments to reconcile consolidated net loss to net cash provided by operating activities
Depreciation and amortization	10,029	9,763	40,623	36,566
Impairment of fixed assets	—	140	—	140
Non-cash foreign currency loss	911	750	1,087	1,829
Deferred income taxes	(2,785)	1,637	(7,893)	3,566
Tax benefit due to reversal of valuation allowance from acquisition	—	(1,120)	(146)	(1,120)
Share-based compensation	2,832	3,547	9,701	8,300
Non-cash interest expense and discount amortization	210	213	775	969
Inventory obsolescence	3,044	2,065	11,433	8,447
Loss on extinguishment of debt	—	—	—	1,127
Gain from reversal of contingent consideration liability	(61)	(193)	(5,388)	(5,140)
Inventory step-up from acquisition	—	464	577	5,908
Other non-cash items affecting earnings	596	476	908	1,095

Changes in operating assets and liabilities, net of acquisitions
Accounts receivable	(10,085)	(6,484)	(11,100)	(1,084)
Inventories	(33)	(3,344)	(21,619)	(9,186)
Accounts payable and accruals	8,276	7,110	12,489	7,421
Other current assets and liabilities	(477)	2,301	(3,190)	4,704
Other non-current assets and liabilities	1,533	35	2,222	(2,134)

Net cash provided by operating activities	5,525	6,661	1,008	24,982

Cash flows from investing activities
Acquisition-related cash payments	(63)	(3,842)	(2,083)	(11,600)
Additions of instruments	(3,002)	(7,240)	(21,751)	(23,805)
Purchases of property, plant and equipment	(2,366)	(3,307)	(10,494)	(10,825)

Net cash used in investing activities	(5,431)	(14,389)	(34,328)	(46,230)

Cash flows from financing activities
Borrowing (repayment) of line of credit	—	—	6,000	(1,000)
Proceeds from issuance of long-term debt	—	1,796	477	1,796
Repayments of long-term debt	(369)	(407)	(1,092)	(54,095)
Contingent consideration payments	(151)	(1,483)	(6,944)	(1,483)
Deferred financing costs	—	—	—	(111)
Issuance of ordinary shares	1,131	1,580	4,259	100,433

Net cash provided by financing activities	611	1,486	2,700	45,540

Effect of currency exchange rates on cash and cash equivalents	1,305	474	1,776	1,384

Increase (decrease) in cash and cash equivalents	2,010	(5,768)	(28,844)	25,676

Cash and cash equivalents at beginning of period	25,930	62,552	56,784	31,108

Cash and cash equivalents at end of period	$27,940	$56,784	$27,940	$56,784

Tornier N.V.

Selected Revenue Information

(in thousands)

	Three months ended			Year ended
	(unaudited)			(unaudited)
	December 28, 2014	December 29, 2013	Percent change	December 28, 2014	December 29, 2013	Percent change
Revenue by product category
Upper extremity joints and trauma	$57,475	$48,199	19.2%	$213,320	$184,457	15.6%
Lower extremity joints and trauma	15,893	16,233	-2.1%	59,249	58,747	0.9%
Sports medicine and biologics	3,625	3,701	-2.1%	14,174	14,752	-3.9%

Total extremities	76,993	68,133	13.0%	286,743	257,956	11.2%
Large joints and other	15,410	15,259	1.0%	58,210	53,003	9.8%

Total	$92,403	$83,392	10.8%	$344,953	$310,959	10.9%

Revenue by geography
United States	$53,721	$47,860	12.2%	$199,286	$182,104	9.4%
International	38,682	35,532	8.9%	145,667	128,855	13.0%

Total	$92,403	$83,392	10.8%	$344,953	$310,959	10.9%

Tornier N.V.

Reconciliation of Revenue to Non-GAAP Revenue on a Constant Currency Basis

(in thousands)

	Three months ended
	(unaudited)
	December 28, 2014			December 29, 2013
	Revenue as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue as reported	Percent change on a constant currency basis
Revenue by product category
Upper extremity joints and trauma	$57,475	$1,366	$58,841	$48,199	22.1%
Lower extremity joints and trauma	15,893	183	16,076	16,233	-1.0%
Sports medicine and biologics	3,625	119	3,744	3,701	1.2%

Total extremities	76,993	1,668	78,661	68,133	15.5%
Large joints and other	15,410	1,082	16,492	15,259	8.1%

Total	$92,403	$2,750	$95,153	$83,392	14.1%

Revenue by geography
United States	$53,721	$—	$53,721	$47,860	12.2%
International	38,682	2,750	41,432	35,532	16.6%

Total	$92,403	$2,750	$95,153	$83,392	14.1%

	Year ended
	(unaudited)
	December 28, 2014			December 29, 2013
	Revenue as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue as reported	Percent change on a constant currency basis
Revenue by product category
Upper extremity joints and trauma	$213,320	$704	$214,024	$184,457	16.0%
Lower extremity joints and trauma	59,249	137	59,386	58,747	1.1%
Sports medicine and biologics	14,174	41	14,215	14,752	-3.6%

Total extremities	286,743	882	287,625	257,956	11.5%
Large joints and other	58,210	(75)	58,135	53,003	9.7%

Total	$344,953	$807	$345,760	$310,959	11.2%

Revenue by geography
United States	$199,286	$—	$199,286	$182,104	9.4%
International	145,667	807	146,474	128,855	13.7%

Total	$344,953	$807	$345,760	$310,959	11.2%

Tornier N.V.

Reconciliation of Net Loss to

Non-GAAP Adjusted Earnings Before Interest, Taxes, Depreciation

and Amortization (EBITDA)

(in thousands)

	Three months ended		Year ended
	(unaudited)		(unaudited)
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013
Revenue, as reported	$92,403	$83,392	$344,953	$310,959

Net loss, as reported	$(8,465)	$(10,699)	$(29,471)	$(36,426)

Interest income	(10)	(64)	(136)	(245)
Interest expense	1,355	1,502	5,319	7,256
Income tax (benefit) expense	2,006	944	1,590	2,349
Depreciation	5,822	5,475	23,488	20,681
Amortization	4,207	4,288	17,135	15,885

Subtotal Non-GAAP EBITDA	4,915	1,446	17,925	9,500

Other non-operating income	181	228	161	45
Foreign currency transaction loss	920	749	1,115	1,820
Loss on extinguishment of debt	—	—	—	1,127
Share-based compensation	2,832	3,547	9,701	8,300
Inventory step-up from acquisition	—	464	577	5,908
Special charges:
Acquisition, integration and distribution transition costs	746	2,401	2,996	7,143
Reversal of OrthoHelix contingent consideration liability	(388)	(193)	(5,388)	(5,140)
Legal settlements	—	—	—	1,214
Restructuring charges	296	521	1,727	521
Proposed merger-related costs	4,819	—	4,819	—
Other	—	—	325	—

Non-GAAP adjusted EBITDA	$14,321	$9,163	$33,958	$30,438

Non-GAAP adjusted EBITDA margin	15.5%	11.0%	9.8%	9.8%

Tornier N.V.

Reconciliation of Net Loss and Net Loss per Share

to Non-GAAP Adjusted Net Loss and Non-GAAP Adjusted Net Loss per Share

(in thousands)

	Three months ended		Year ended
	(unaudited)		(unaudited)
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013
Net loss, as reported	$(8,465)	$(10,699)	$(29,471)	$(36,426)

Inventory step-up from acquisition, net of tax	—	369	284	5,540
Tax benefit due to reversal of valuation allowance from acquisition	—	(580)	(146)	(1,120)
Loss on extinguishment of debt	—	—	—	1,127
Special charges, net of tax:
Acquisition, integration and distribution transition costs	744	2,363	2,980	7,048
Reversal of OrthoHelix contingent consideration liability	(388)	(193)	(5,388)	(5,140)
Legal settlements	—	—	—	1,214
Restructuring charges	296	521	1,727	521
Proposed merger-related costs	4,785		4,785
Other	—	—	325	—

Non-GAAP adjusted net loss	(3,028)	(8,219)	(24,904)	(27,236)

Net loss per share, as reported
Basic and diluted	$(0.17)	$(0.22)	$(0.60)	$(0.79)

Inventory step-up from acquisition, net of tax	—	0.01	0.01	0.12
Tax benefit due to reversal of valuation allowance from acquisition	—	(0.01)	(0.01)	(0.02)
Loss on extinguishment of debt	—	—	—	0.02
Special charges, net of tax:
Acquisition, integration and distribution transition costs	0.01	0.05	0.06	0.15
Reversal of OrthoHelix contingent consideration liability	(0.01)	(0.01)	(0.12)	(0.11)
Legal settlements	—	0.01	—	0.03
Restructuring charges	0.01	—	0.04	0.01
Proposed merger-related costs	0.10	—	0.10	—
Other	—	—	0.01	—

Non-GAAP adjusted net loss per share
Basic and diluted	$(0.06)	$(0.17)	$(0.51)	$(0.59)

Weighted average ordinary shares outstanding
Basic and diluted	48,937	48,478	48,860	45,826

Tornier N.V.

Reconciliation of Net Cash Provided by Operating Activities

to Non-GAAP Adjusted Free Cash Flow

(in thousands)

	Three months ended		Year ended
	(unaudited)		(unaudited)
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013

Net cash provided by operating activities, as reported	$5,525	$6,661	$1,008	$24,982

Adjusted for:
Additions of instruments, as reported	(3,002)	(7,240)	(21,751)	(23,805)
Purchases of property, plant and equipment, as reported	(2,366)	(3,307)	(10,494)	(10,825)

Non-GAAP adjusted free cash flow	$157	$(3,886)	$(31,237)	$(9,648)

Tornier N.V.

Reconciliation of Gross Margin and Gross Margin %

to Non-GAAP Adjusted Gross Margin and Gross Margin %

(in thousands)

	Three months ended		Year ended
	(unaudited)		(unaudited)
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013

Revenue, as reported	$92,403	$83,392	$344,953	$310,959

Gross margin, as reported	$70,640	$62,125	$261,489	$224,787
Gross margin %, as reported	76.4%	74.5%	75.8%	72.3%

Adjusted for:
Inventory step-up due to acquisition	—	464	577	5,908

Non-GAAP adjusted gross margin	70,640	62,589	262,066	230,695

Non-GAAP adjusted gross margin %	76.4%	75.1%	76.0%	74.2%

Tornier N.V.

Reconciliation of Operating Expenses and Operating Expenses as a % of Revenue to

Non-GAAP Adjusted Operating Expenses and Non-GAAP Adjusted Operating Expenses as a % of Revenue

	Three Months Ended		Year ended
	(unaudited)		(unaudited)
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013

Revenue, as reported	$92,403	$83,392	$344,953	$310,959

Operating expenses, as reported	74,653	69,465	282,911	248,861
Operating expenses as a percentage of revenue, as reported	80.8%	83.3%	82.0%	80.0%

Adjusted for:
Amortization of intangible assets	(4,207)	(4,288)	(17,135)	(15,885)
Special charges	(5,473)	(2,729)	(4,479)	(3,738)

Total adjustments	(9,680)	(7,017)	(21,614)	(19,623)

Non-GAAP adjusted operating expenses	$64,973	$62,448	$261,297	$229,238

Non-GAAP adjusted operating expenses as a percentage of revenue	70.3%	74.9%	75.7%	73.7%

Tornier N.V.

Reconciliation of Projected 2015 Operating Loss

to Projected Non-GAAP Adjusted EBITDA

(in millions)

	Year ended
	(unaudited)
	December 27, 2015
	Low	High

Revenue	$338.3	$349.6
Operating loss	$(22.8)	$(11.8)

Adjusted for:
Depreciation and amortization expense	42.6	39.6
Share-based compensation	10.6	8.6
Special charges	4.6	2.6

Total adjustments	$57.8	$50.8

Non-GAAP adjusted EBITDA	$35.0	$39.0

Non-GAAP adjusted EBITDA margin	10.3%	11.2%

Tornier believes the non-GAAP financial measures presented above provide additional meaningful information for measuring Tornier’s financial performance and are measures frequently used by Tornier’s management, as well as securities analysts and investors. Tornier uses the non-GAAP financial measures as supplemental measures of its performance and believes such measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by charges not related to Tornier’s regular, ongoing business, including non-cash charges, certain large and unpredictable charges, acquisitions, dispositions, litigation settlements and tax positions. Tornier’s management uses the non-GAAP financial measures to assess the performance of Tornier’s core operations, analyze underlying trends in Tornier’s businesses, establish operational goals and forecasts, and evaluate Tornier’s performance period over period and in relation to the operating results of its competitors. Tornier’s management uses the non-GAAP financial measures to help allocate its resources to both ongoing and prospective business initiatives and to help make budgeting and spending decisions, for example, between product development expenses, research and development expenses, and selling, general and administrative expenses. Tornier’s management is evaluated on the basis of several of these non-GAAP financial measures when determining achievement of performance incentive compensation goals.

Tornier believes that non-GAAP financial measures have limitations as analytical tools since they do not reflect all of the amounts associated with Tornier’s operating results as determined in accordance with GAAP and should only be used to evaluate Tornier’s operating results in conjunction with the corresponding GAAP measures. Accordingly, revenue on a constant currency basis should not be used as a substitute for revenue, EBITDA, adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share should not be used as a substitute for net income or net income per share; adjusted EBITDA margin should not be used as a substitute for net margin or operating margin; free cash flow should not be used as a substitute for cash flows from operations; and adjusted gross margin and gross margin percentage should not be used as a substitute for gross margin or gross margin as a percentage of revenue, in each case as determined in accordance with GAAP. Neither EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per share, free cash flow, adjusted gross margin and gross margin as a percentage of revenue, should be an indication of whether cash flow will be sufficient to fund Tornier’s cash requirements. Additionally, the calculation of non-GAAP financial measures is not based on any comprehensive or standard set of accounting rules or principles. Accordingly, Tornier’s definitions of revenue on a constant currency basis, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per share, free cash flow, adjusted gross margin and gross margin as a percentage of revenue, may differ from the definitions of other companies using the same or similar names limiting, to some extent, the usefulness of such measures for comparison purposes.

For further information regarding why Tornier believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to Tornier’s current report on Form 8-K filed today with the Securities and Exchange Commission which attaches this release as an exhibit. This current report on Form 8-K is available on the SEC’s website at www.sec.gov or on Tornier’s website at www.tornier.com.

Important Additional Information and Where to Find It

In connection with the proposed merger, Tornier has filed with the U.S. Securities and Exchange Commission (SEC) a registration statement on Form S-4 that includes a preliminary joint proxy statement of Wright and Tornier that also constitutes a preliminary prospectus of Tornier. The registration statement is not complete and will be amended. Once finalized, Wright and Tornier will make the final joint proxy statement/prospectus available to their respective shareholders. Investors are urged to read the final joint proxy statement/prospectus when it becomes available, because it will contain important information. The registration statement, definitive joint proxy statement/prospectus and other documents filed by Tornier and Wright with the SEC will be available free of charge at the SEC’s website (www.sec.gov) and from Tornier and Wright. Requests for copies of the joint proxy statement/prospectus and other documents filed by Wright with the SEC may be made by contacting Julie D. Tracy, Senior Vice President and Chief Communications Officer by phone at (901) 290-5817 or by email at julie.tracy@wmt.com, and request for copies of the joint proxy statement/prospectus and other documents filed by Tornier may be made by contacting Shawn McCormick, Chief Financial Officer by phone at (952) 426-7646 or by email at shawn.mccormick@tornier.com.

Wright, Tornier, their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from Wright’s and Tornier’s respective shareholders in connection with the proposed transaction. Information about the directors and executive officers of

Wright and their ownership of Wright stock is set forth in Wright’s annual report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 27, 2014 and its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on March 31, 2014. Information regarding Tornier’s directors and executive officers is contained in Tornier’s annual report on Form 10-K for the fiscal year ended December 29, 2013, which was filed with the SEC on February 21, 2014, and its proxy statement for its 2014 annual general meeting of shareholders, which was filed with the SEC on May 16, 2014. These documents can be obtained free of charge from the sources indicated above. Certain directors, executive officers and employees of Wright and Tornier may have direct or indirect interest in the transaction due to securities holdings, vesting of equity awards and rights to severance payments. Additional information regarding the participants in the solicitation of Wright and Tornier shareholders will be included in the joint proxy statement/prospectus.

CONTACT:

Tornier N.V.

Shawn McCormick

Chief Financial Officer

(952) 426-7646

shawn.mccormick@tornier.com